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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement of our reports dated January 10, 2005, except as to Note 5 and Note 6 paragraph (b) as to which the date is January 27, 2005, relating to the combined financial statements of Blue Ridge Real Estate Company and subsidiaries and Big Boulder Corporation and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.




/s/ Parente Randolph, LLC
-------------------------
Wilkes-Barre, Pennsylvania
March 28, 2005